Exhibit 10.11.1

First Amendment to

AGREEMENT OF Sale

THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is made as of this 26th day of July, 2024 (the “Effective Date”), by and between C5LC AT MIDDLETOWN, LLC, a Delaware limited liability company (hereinafter referred to as “Seller”), and EXETER PROPERTY GROUP, LLC, a Delaware limited liability company (hereinafter referred to as “Purchaser”).

RECITALS:

A.           Seller and Purchaser are parties to that certain Agreement of Sale dated July 19, 2024, for the purchase and sale of the property located at 3327 E Harrisburg Pike, Middletown, Pennsylvania (the “Agreement”).

B.           The parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, WITNESSETH:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.            Definitions. Each defined term used but not defined herein has the meaning ascribed thereto in the Agreement.

2.            Closing Date. Section 1 of the Agreement is hereby revised to reflect that the “Closing Date” or “Date of Closing” shall be August 16, 2024.

3.            Deposit. Within one (1) Business Day of the Effective Date of this Amendment, Purchaser shall deliver a deposit of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Additional Earnest Money Deposit”) to the Escrow Agent, which Additional Earnest Money Deposit shall be held in accordance with the Escrow Agreement. The defined term “Earnest Money Deposit” shall be revised to refer collectively to the Earnest Money Deposit delivered in accordance with Section 3(i) of the Agreement and the Additional Earnest Money Deposit.

4.            Due Diligence Period. Section 1 of the Agreement is hereby revised to reflect that the “Due Diligence Period” has expired.

5.            Multiple Counterparts. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall, collectively, constitute one agreement, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall have the same binding effect as delivery of an executed original.

6.            Full Force and Effect. Except as amended by the terms hereof, the Agreement has not been amended or modified and remains in full force and effect.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed, as of the day and year first above written.

SELLER:

C5LC AT MIDDLETOWN, LLC,
a Delaware limited liability company

By:	/s/ Linda D. Booker
Linda D. Booker
Secretary and Chief Financial Officer

PURCHASER:

EXETER PROPERTY GROUP, LLC, a Delaware limited liability company

By:	/s/ J. Peter Lloyd

Name:	J. Peter Lloyd
Title:	Vice President

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